TERMINATION AGREEMENT

        TERMINATION AGREEMENT, dated as of December 15, 2004 (this “Termination Agreement”), among Aquila Merchant Services, Inc. (as successor to Aquila Energy Marketing Company), a Delaware corporation (“AMS”), Aquila, Inc. (formerly known as UtiliCorp United Inc.), a Delaware corporation (“ILA” and together with AMS, “Aquila”), St. Paul Fire and Marine Insurance Company (the “Surety”), and the American Public Energy Agency, a political subdivision of the State of Nebraska (“APEA”). Capitalized terms used herein and not otherwise defined are used as defined in the Agreement (as defined below).

W I T N E S S E T H

        WHEREAS, Aquila and APEA entered into that certain Gas Purchase and Sale Agreement dated as of October 6, 1998 (as amended to date, the “Agreement”) under which Aquila agreed to supply APEA with fixed quantities of natural gas on a monthly basis through October, 2010 in exchange for a single advance payment by APEA;

        WHEREAS, to secure the obligations of Aquila under the Agreement, Aquila delivered to APEA an Advance Payment Surety Bond, Bond No. 400JY 1330 issued by the Surety, in the original penal sum of One Hundred Seventy One Million Eight Hundred Ninety Three Thousand Eight Hundred Sixty Eight and no/100 Dollars ($171,893,868.00) (the “Surety Bond”);

        WHEREAS, by Rider dated October 4, 2002, National Indemnity Company (the “Co-Surety”), was added as a co-surety on the Surety Bond;

        WHEREAS, each of ILA and APEA have entered into a swap confirmation (the “ILA Swap” and the “Swap” respectively and collectively, the “Swaps”) with Canadian Imperial Bank of Commerce (“CIBC”);

        WHEREAS, Aquila has ceased making deliveries of natural gas under the Agreement beginning November 1, 2004, resulting in a Seller Deficiency Default as defined in the Agreement;

        WHEREAS, APEA has demanded that Aquila continue deliveries under the Agreement, and has not acceded to the cessation of deliveries;

        WHEREAS, Aquila has informed APEA that it will not resume deliveries under the Agreement;

        WHEREAS, by letter dated November 23, 2004 APEA gave notice to Aquila that a Triggering Event resulting in early termination (the “Early Termination”) of the Agreement had occurred and designated December 15, 2004 as the termination date of the Agreement (the “Early Termination Date”).

        WHEREAS, the Parties wish to execute this Termination Agreement to confirm the amounts to be paid by the Parties in connection with any Early Termination, and address the procedures to effectuate the Early Termination.

        NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.      Incorporation of Recitals. Each of the Recitals set forth above is hereby incorporated in this Termination Agreement.

2.     Termination of Agreement. Aquila acknowledges that APEA has sent written notice to Aquila in the form and at the time provided in Section 4.1 of the Agreements, and the Parties agree that the Agreement shall terminate December 15, 2004.

3.     Payments. The Parties agree that the following payments shall be made on or before Early Termination Date in accordance with the procedures described below.

(a)	(i) The Parties agree that the Termination Payment due under the Agreement on the Early Termination Date is $139,087,342.

(ii)	APEA will submit a demand for payment to the Surety, as provided in the Surety Bond, for payment of the Maximum Penal Sum as defined in the Surety Bond (the “Penal Amount”) on the Early Termination Date. As of December 15, 2004, the Penal Amount will be $137,051,115.

(iii)	The Surety shall make payment of the Maximum Penal Sum in immediately available funds on or before 5:00 p.m. (EDT) on the Early Termination Date.

(iv)	Upon receipt of the Maximum Penal Sum, the Surety Bond shall cease to be of further effect. APEA shall cause the original Surety Bond to be redelivered to the Surety immediately.

(v)	Aquila shall make a payment of $2,036,227 in immediately available funds on or before 5:00p.m. (EDT) on the Early Termination Date, representing the balance of the Termination Payment after giving effect to the payment of the Maximum Penal Sum by the Surety.

(b)	Aquila shall pay to APEA on the Early Termination Date the amount provided under Section 5.02 of the Agreement for Seller Deficiency Defaults (the “Deficiency Payments”).

(c)	APEA will make the swap payments provided for in Section 4(a) hereof on the Early Termination Date.

(d)	Aquila will pay to APEA the amounts specified as Market Exposure Damages under the Market Exposure Damages Agreement, dated September 13, 2004 between APEA and Aquila (the “MED Agreement”).

4.     Swap Payments and Market Exposure Damages.

(a)	APEA shall pay or cause to be paid $9,300,620 to CIBC in immediately available funds for amounts owing under the APEA Swap for the months of November and that part of December through December 15, 2004. Notwithstanding any provisions in the APEA Swap to the contrary, such payment shall be made to CIBC on or before 5:00 p.m. (EDT) on the Early Termination Date.

(b)	On or prior to the Early Termination Date, Aquila and APEA will execute the termination letters issued by CIBC and the Termination Agreement confirming the closeout terms of the Swaps. APEA will assign to CIBC its right to receive Market Exposure Damages under the MED Agreement, in lieu of any payment by APEA upon early termination of the APEA Swap.

(c)	Aquila shall calculate Market Exposure Damages pursuant to the MED Agreement. Notwithstanding any provisions in the MED Agreement to the contrary, APEA and Aquila agree that the Market Exposure Calculation Date shall be the same date as the early termination calculation date for the Swaps, which has been designated by CIBC as December 15, 2004,and that the amount of the Market Exposure Damages shall be identical to the early termination amounts under the Swaps.

5.     Confidentiality; Public Statements.

(a)	No Party nor any of its successors, assigns or subsidiaries or any of their respective officers, directors, advisors (including financial advisors), employees, representatives, attorneys or agents shall publicly make, directly or indirectly, any disparaging or negative statements concerning any other Party or any of its successors, assigns, subsidiaries or affiliates or any of their respective Related Parties.

(b)	Except as required by (i) applicable law or rules of any relevant securities exchange, or (ii) any requirements under federal or state law with respect to disclosure for the Bonds or other indebtedness incurred by or on behalf of APEA, or (iii) any requirements under Nebraska public meeting or public records laws, or (iv) an order of any court or regulatory authority of competent jurisdiction, no Party may, directly or indirectly, make or cause to be made any subsequent public announcement or press release or issue any subsequent public notice regarding the subjects of such press release without the prior written consent of the other Parties.

6.     Cooperation and Further Assurances. The Parties shall cooperate with each other to execute such further instruments, documents and agreements and give any further written assurances as may be reasonably requested by any other Party to evidence and reflect the transactions contemplated hereby and to carry into effect the intents and purposes of this Termination Agreement.

7.     Representations and Warranties of APEA. APEA represents as follows:

(a)	Organization. APEA is a political subdivision of the State of Nebraska organized and existing under the laws of the State of Nebraska and has full corporate power and authority to carry out the terms of this Termination Agreement.

(b)	Authorization, etc. APEA has full power and authority to enter into this Termination Agreement and to perform its obligations under this Termination Agreement. The execution, delivery and performance by APEA of this Termination Agreement and the consummation by APEA of the transactions contemplated by this Termination Agreement have been duly authorized by all requisite corporate action on the part of APEA.

(c)	Execution. This Termination Agreement has been duly executed and delivered by APEA and constitutes the legal, valid and binding obligation of APEA, enforceable against APEA in accordance with its terms, except as limited by laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(d)	Consents. No authorization, approval, consent, or order of, or a registration or filing with, any court, governmental agency, or other third party is required on the part of APEA for the execution, delivery, and performance of this Termination Agreement.

(e)	Conflicts. The execution, delivery and performance of this Termination Agreement by APEA (i) will not violate any law or regulation applicable to it or any order, writ or decree of any court or governmental agency by which it or any of its property is bound, (ii) will not violate any provision of the governing documents of APEA; and (iii) will not violate or constitute a default under any material agreement to which it is a party or by which or any of its property is bound.

8.     Representations and Warranties of AMS and ILA. AMS and ILA, jointly and severally, represent as follows:

(a)	Organization. AMS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. ILA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b)	Authorization, etc. Each of AMS and ILA has full power and authority to execute and deliver this Termination Agreement and to consummate the transactions contemplated by this Termination Agreement and to perform its obligations under this Termination Agreement. The execution, delivery and performance by AMS and ILA of this Termination Agreement and the consummation by AMS and ILA of the transactions contemplated by this Termination Agreement have been duly authorized by all requisite corporate action on the part of each of AMS and ILA and no other corporate proceedings on the part of AMS or ILA are necessary to authorize this Termination Agreement or to consummate such transactions.

(c)	Execution. This Termination Agreement has been duly executed and delivered by AMS and ILA and constitutes the legal, valid and binding obligation of AMS and ILA, enforceable against each of them in accordance with its terms, except as limited by laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(d)	Consents. No authorization approval, consent or order of, or a registration or filing with any court, governmental agency, or other third party is required on the part of Aquila for the execution, delivery, and performance of this Termination Agreement.

(e)	Conflicts. The execution, delivery and performance of the Termination Agreement by Aquila (i) will not violate any law or regulation applicable to it or any order, writ or decree of any court or governmental agency by which it or any of its property is bound, (ii) will not violate any provision of the governing documents of Aquila; and (iii) will not violate or constitute a default under any material agreement to which it is a party or by which it or any of its property is bound.

9.     Representations and Warranties of the Surety. The Surety represents as follows:

(a)	Organization. The Surety is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota.

(b)	Authorization, etc. The Surety has full power and authority to execute and deliver this Termination Agreement and to consummate the transactions contemplated by this Termination Agreement and to perform its obligations under this Termination Agreement. The execution, delivery and performance by the Surety of this Termination Agreement and the consummation by the Surety of the transactions contemplated by this Termination Agreement have been duly authorized by all requisite corporate action on the part of each of the Surety and no other corporate proceedings on the part of the Surety are necessary to authorize this Termination Agreement or to consummate such transactions.

(c)	Execution. This Termination Agreement has been duly executed and delivered by the Surety and constitutes the legal, valid and binding obligation of the Surety, enforceable against it in accordance with its terms, except as limited by laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(d)	Consents. No authorization, approval, consent, or order of, or a registration or filing with, any court, governmental agency, or other third party is required on the part of the Surety for the execution, delivery, and performance of this Termination Agreement.

(e)	Conflicts. The execution, delivery and performance of the Termination Agreement by the Surety (i) will not violate any law or regulation applicable to it or any order, writ or decree of any court or governmental agency by which it or any of its property is bound, (ii) will not violate any provision of the governing documents of the Surety; and (iii) will not violate or constitute a default under any material agreement to which it is a party or by which it or any of its property is bound.

10.     Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Termination Agreement shall be given to the addressees and by the means provided in the Agreement and Surety Bond, as applicable.

11.     Binding Effect. This Termination Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns.

12.     Assignment; Successors; Third-Party Beneficiaries.

(a)	This Termination Agreement is not assignable by any Party without the prior written consent of all of the other Parties and any attempt to assign this Termination Agreement without such consent shall be void and of no effect.

(b)	This Termination Agreement shall inure to the benefit of, and be binding upon and enforceable by and against, the successors and permitted assigns of the respective Parties, whether or not so expressed. Nothing in this Termination Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the Parties hereto and the successors and assigns permitted by this Section 12(b), any right, remedy or claim under or by reason of this Termination Agreement.

13.     Amendment; Waivers, etc.

(a)	No amendment, modification or discharge of this Termination Agreement, and no waiver under this Termination Agreement, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. The waiver by any of the Parties of a breach of or a default under any of the provisions of this Termination Agreement or to exercise any right or privilege under this Termination Agreement, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges under this Termination Agreement.

(b)	The rights and remedies in this Termination Agreement are cumulative and, except as otherwise expressly provided herein, none is exclusive of any other, or of any rights or remedies that any Party may otherwise have at law or in equity.

14.     Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Termination Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provisions in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision in this Termination Agreement contained invalid, inoperative, or unenforceable to any extent whatsoever; provided, however, that if any of the provisions hereof are determined to be illegal, invalid or unenforceable, the parties shall negotiate in good faith to modify this Termination Agreement so as to effect the original intent of the parties to the fullest extent possible.

15.     Counterparts. This Termination Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

16.     Governing Law. THE PROVISIONS OF THIS TERMINATION AGREEMENT AND THE RELATIONSHIP OF THE PARTIES SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAWS, AND THE LAWS OF THE UNITED STATES OF AMERICA. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS TERMINATION AGREEMENT OR THE SURETY BOND SHALL BE LITIGATED IN COURTS HAVING SITUS IN NEBRASKA.

17.     Limitation of Damages. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED IN THIS TERMINATION AGREEMENT, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY UNDER THIS TERMINATION AGREEMENT, AND THE OBLIGOR’S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE OBLIGOR’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, AND SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION OF THIS AGREEMENT FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, IN TORT, CONTRACT, OR OTHERWISE. TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO ANY PROVISION OF THIS AGREEMENT IS AGREED BY THE PARTIES TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, AND THAT SUCH PAYMENT CONSTITUTES A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES.

18.     Certain Defined Terms. As used in this Termination Agreement, the following terms have the following meanings:

        Bond Resolution: that certain Gas Supply Revenue Bond Resolution of APEA adopted September 16, 1988, and readopted October 5, 1998.

        Claims and Damages: means with respect to any releasing Party, all claims, actions, debts, demands, accounts, judgments, rights, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, expenses, compensation, liability, responsibility, causes of action or suits of any kind whatsoever, at law or in equity, in tort or contract, known or unknown, disclosed or undisclosed, past, present or future.

        Party: means any of AMS, ILA, APEA or the Surety.

        Related Party: with respect to any person, its successors, assigns, subsidiaries and affiliates (together with any present and former officers, directors, shareholders, advisors (including financial advisors), employees, representatives, attorneys and agents of each of the foregoing).

        IN WITNESS WHEREOF, the Parties have duly executed this Termination Agreement as of the date first above written.

AQUILA, INC.

By:	/s/ Leslie J. Parrette, Jr.
Name: Leslie J. Parrette, Jr.
Title: Senior Vice President

AQUILA MERCHANT SERVICES, INC.

By:	/s/ Brogan Sullivan
Name: Brogan Sullivan
Title: Vice President

AMERICAN PUBLIC ENERGY AGENCY

By:	/s/ Roger W. Mock
Name: Roger W. Mock
Title: President/COO

ST.        PAUL FIRE AND MARINE INSURANCE COMPANY

By:	/s/ David M. Sasportas
Name: David M. Sasportas
Title: Vice President, Surety